UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2023

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle
Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)
(305) 460-8728 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Consistent with the Company’s plan to enter into change in control agreements with its named executive officers, on June 12, 2023, Amerant Bancorp Inc. (the “Amerant Bancorp”) and its subsidiary, Amerant Bank, N.A. (the “Bank”) (Amerant Bancorp and the Bank together referred to herein as the "Company"), entered into a change in control agreement with Mr. Howard Levine, SEVP and Head of Consumer Banking (the “CIC Agreement”). The CIC Agreement has an initial term of two years and provides for automatic one-year renewals unless non-renewed by either the Company or Mr. Levine. In the event of a change in control of the Company, the term of the CIC Agreement will be the one-year period following the consummation of such change in control (the “Change in Control Period”).

The CIC Agreement provides for severance payments if Mr. Levine is terminated “without cause” or resigns for “good reason”, during a Change in Control Period (“CIC Termination”) subject to the execution and non-revocation of a release of claims and compliance with non-compete, non-solicitation, confidentiality and non-disparagement provisions. Mr. Levine would be entitled to receive: (i) an amount equal to 24 months of his base salary in effect on the date of the CIC Termination; (ii) a lump sum severance bonus payment as calculated under the terms of the CIC Agreement; and (iii) reimbursements under COBRA, if properly elected until 18 months after termination or the date Mr. Levine is no longer eligible to receive COBRA continuation coverage. In the event of a termination due to death or disability, by the Company “for cause” or by Mr. Levine “without good reason”, Mr. Levine (or his estate and/or beneficiaries, as the case may be) will be entitled to receive: (i) any accrued but unpaid base salary through the date of termination; and (ii) any other benefits that are otherwise required to be provided to Mr. Levine or to which Mr. Levine is otherwise eligible to receive through the date of termination under the terms of any applicable Company plan.

The foregoing is only a brief description of the material terms of the the CIC Agreement, does not purport to be a complete description of the the CIC Agreement, and is qualified in their entirety by reference to the Form of CIC Agreement, which is incorporated by reference to Exhibit 10.2 of a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 9, 2023.

Item 9.01 Financial Statements and Exhibits

Number	Exhibit
10.1	Form of Change in Control Agreement between Amerant Bank, N.A, Amerant Bancorp Inc. and executive (incorporated by reference to Exhibit 10.2 to Form 8-K filed on May 9, 2023).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2023	Amerant Bancorp Inc.

	By:	/s/ Julio V. Pena
Name: Julio V. Pena
Title: Senior Vice President, Securities Counsel and Corporate Secretary